Exhibit 99.1

PRESS RELEASE:

Kodak Announces New Capital Sources & Debt Structure to Further Strengthen Financial Position

ROCHESTER, N.Y., MARCH 1, 2021—Eastman Kodak Company (NYSE:KODK) today announced a series of financial transactions that provide access to new capital, address maturing obligations, and strengthen the Company’s ability to invest in strategic growth opportunities in print, advanced materials and chemicals. The transactions reflect investors’ confidence in Jim Continenza’s leadership and the Company’s strategy and technologies, placing Kodak in its best financial position in years.

Kennedy Lewis Investment Management LLC has provided Kodak with an initial $225 million term loan and a commitment to provide delayed-draw term loans of up to an additional $50 million which may be drawn on or before February 26, 2023. The term loans have a five-year maturity and are non-amortizing. Additionally, Kennedy Lewis has purchased one million shares of the Company’s common stock at a purchase price of $10 per share, as well as $25 million of the Company’s newly issued 5.00% unsecured convertible promissory notes due May 28, 2026. As part of the agreement, Kennedy Lewis will have the right (subject to certain conditions), for three years or until they hold less than 50% of the initial principal amount of the term loans, to nominate one person to be elected to the Company’s board of directors.

“Kodak has made tremendous strides over the last few years under Jim Continenza’s leadership. We are pleased to support the Company in its continued efforts to fortify its balance sheet and provide the capital assistance needed to enable Kodak to pivot forward to pursue its strategic growth initiatives. We feel strongly that the Company is well positioned for the future,” said Darren L. Richman, co-founder of Kennedy Lewis.

Grand Oaks Capital, an investment firm founded by businessman and Paychex founder Tom Golisano, has committed to invest a total of $100 million in the Company. The firm purchased $75 million of Kodak’s 5.0% Series C Convertible Preferred Stock and has agreed to purchase an additional $25 million of this series of preferred stock subject to HSR Act clearance. As part of the agreement, Grand Oaks Capital will have the right (subject to certain conditions), for three years or until they hold less than 50% of the initial amount of the preferred shares or common stock into which it is converted, to nominate one person to be elected to the Company’s board of directors.

“Grand Oaks Capital is excited about the long-term future of Kodak,” said Tom Golisano of Grand Oaks Capital. “We are very confident in the Company’s leadership, vision and new growth opportunities and are proud to be investing in a global company headquartered in Rochester, New York.”

With the proceeds from these transactions, Kodak repurchased one million shares of the Company’s 5.50% Series A Convertible Preferred Stock due to mature on November 15, 2021, from funds managed by Southeastern Asset Management for $100 million plus accrued and unpaid dividends. In addition, Kodak has issued the Southeastern-managed funds one million shares of Series B Preferred Stock in exchange for the remaining Series A Preferred Stock held by the funds, plus payment of accrued and unpaid dividends.

“Since Jim Continenza and his team took over at Kodak, there have been dramatic improvements in operating costs and the balance sheet, as well as new product introductions. Jim’s team has also opened up the possibility of new business lines which would build on legacy assets and institutional strengths,” said G. Staley Cates, CFA, vice-chairman of Southeastern Asset Management.

Kodak also entered into a cash collateralized Letter of Credit Facility Agreement for up to $50 million and amended its ABL Credit Agreement to extend the maturity date to February 26, 2024 and decrease the aggregate commitments from $110 million to $90 million.

These transactions together provide the Company with up to $310 million of incremental cash to invest in growth opportunities in Kodak’s core businesses of print and advanced materials and chemicals. Furthermore, the transactions address the mandatory redemption of the Series A Preferred Stock that was required in November 2021, extend the maturity date of the Company’s ABL, and limit the amount of cash needed to service capital.

“Over the past two years, we have taken a number of significant steps to strengthen our financial position,” said Jim Continenza, Kodak’s executive chairman and CEO. “Financing secured through Kennedy Lewis and investments made by Grand Oaks Capital and funds managed by Southeastern Asset Management represent the next step in our strategy for returning the Company to growth and help position us to invest in expanding our core businesses in print and advanced materials and chemicals.”

Details about these transactions can be found in Kodak’s Form 8-K filing with the U.S. Securities and Exchange Commission.

About Kodak Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at Kodak.com and engage with us on Twitter @KodakPrint and on LinkedIn at Kodak Print.

About Kennedy Lewis Investment Management, LLC

Kennedy Lewis (www.klimllc.com) is an opportunistic credit manager founded in 2017 by David K. Chene and Darren L. Richman. It pursues event-driven situations in which a catalyst may unlock value and focuses primarily on corporate and structured credit opportunities in North America and Europe.

About Grand Oaks Capital

Grand Oaks Capital is an investment firm founded by B. Thomas Golisano, that makes strategic investments in both public and private securities.

About Southeastern Asset Management

Southeastern Asset Management is an employee-owned, global investment firm founded in 1975. Southeastern employs a value investment approach, focusing on long-term investments in strong businesses, which are managed by good people and trade at deeply discounted prices relative to intrinsic value. The firm seeks to build collaborative, constructive relationships with company boards and management to support long-term value creation. Southeastern is headquartered in Memphis, with global offices in London, Singapore, and Sydney. Additional information can be found at www.southeasternasset.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements are based upon Kodak’s expectations and various assumptions. The forward looking statements contained in this press release include, without limitation, statements related to the availability of the delayed draw term loans and the issuance and sale of an additional $25 million of Series C Preferred Stock to Grand Oaks Capital subject to HSR Act clearance, as well as expansion, investment and growth opportunities. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time. In addition, each of the issuance and sale of an additional $25 million of Series C Preferred Stock to Grand Oaks Capital and the drawing of the delayed draw term loans is subject to certain conditions which may not be satisfied.

All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer and sale of the Common Stock mentioned above, Series B Preferred Stock, Series C Preferred Stock and Convertible Notes are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, the Common Stock mentioned above, Series B Preferred Stock, Series C Preferred Stock and Convertible Notes may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

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Investor Relations Contact:

Paul Dils

Kodak Investor Relations

shareholderservices@kodak.com

+1 585-724-405

Media Contact:

Kurt Jaeckel

Worldwide Communications Director

kurt.jaeckel@kodak.com

+1 585-490-8646+1 585-490-8646